Exhibit 99.1

QHSLab (OTCQB: USAQ) Rolls Out Breakthrough Pediatric Screening Tool Linking Allergies and Mental Health

Back-to-School Season Just Got Smarter

The Pediatric Health Assessment empowers parents and providers to uncover hidden health or behavioral issues that may affect academic and social success.

QHSLab’s platform delivers critical insights at the perfect time for pediatricians to support whole-child wellness as families prepare for the new academic year.

West Palm Beach, FL, September 2, 2025 (GLOBE NEWSWIRE) — QHSLab Inc. (the “Company”) (OTCQB: USAQ), a leading provider in digital medicine solutions for primary care and specialty practices, today announced the recent launch of its new Pediatric Health Assessment with a prominent, multi-location pediatric group in Texas. The assessment is now live across the group’s practices, aligning with the annual surge in back-to-school visits and well-child checkups.

The Pediatric Health Assessment is a first-of-its-kind digital screening tool that integrates evidence-based behavioral health screeners (including the PSC-17 and SDQ Prosocial scale), asthma/allergy control metrics (CARAT), over-the-counter allergy medication use, and help-seeking behaviors into a single, streamlined digital experience.

“This tool goes far beyond traditional checklists,” said Troy Grogan, President and CEO of QHSLab. “We’re giving pediatricians real-time insight into how allergy symptoms, behavioral and developmental issues, as well as sleep problems overlap. This is especially powerful as kids return to classrooms — we’re helping providers and parents catch things early before they escalate. This timely launch represents a significant commercial milestone for QHSLab”

The tool’s unique value lies in its interconnected clinical data framework — screening children for internalizing and externalizing symptoms, attention difficulties, social skill strengths, suicide or self-harm risk, and physical health drivers like poorly managed allergic rhinitis or asthma. This holistic approach enables providers to deliver precision care, providing QHSLab a differentiated position in the pediatric digital health market.

“Pediatricians are often the first to see signs of anxiety, depression, ADHD, or sleep disturbances, but they rarely have time to assess all these factors in a single visit,” said Dr. Juan Oms, Psychiatrist and Medical Adviser to QHSLab. “This tool brings together behavioral and physical health in a meaningful way, improving early detection for these often complex health issues, while respecting provider time and practice workflow.”

QHSLab has received IRB exemption to carry out observational research to evaluate the tool’s population health impact. The study will investigate how the management of allergy symptoms—particularly those linked to poor sleep and medication misuse—relates to behavioral screening results. This study is part of QHSLab’s broader data strategy to validate correlations between immune health and psychosocial risk factors, reinforcing the clinical and economic value of comprehensive screening tools that support early intervention.

“The long-term value of this dataset should excite investors,” said Dr. Marcos Sánchez-González, MD, PhD, Vice President of Medical and Scientific Affairs. “This opens the door to real-world evidence showing the interaction between immune health and mental health in children — data that could drive collaborations with pharma, payers, or public health systems focused on integrated care.”

For QHSLab (USAQ), the pediatric product line expands the company’s recurring revenue model in a high-demand, reimbursement-friendly market. With the rising public health urgency around youth mental health, the product is well-positioned for broader adoption, strategic partnerships, and future licensing opportunities

Pediatrics practices interested in learning more can visit https://www.qhslab.com/learning-lab/blog/smarter-pediatric-screening-tools-introducing-qhslabs-digital-health-assessment-for-children or contact QHSLab directly at hello@qhslab.com.

About QHSLab

QHSLab, Inc. (OTCQB: USAQ) is a digital health technology leader providing preventive screening, assessment, and workflow solutions for primary care. Its tools help practices identify, document, and manage underdiagnosed chronic and behavioral conditions efficiently and profitably.

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products, and potential future results and acquisitions are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may,’ ‘could,’ ‘believes,’ ‘estimates,’ ‘targets,’ ‘expects,’ or ‘intends,’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products, the inherent discrepancy in actual results from estimates, projections, and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release. The Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:

Olivia Giamanco

QHSLab, Inc.

(929) 379-6503

ir@usaqcorp.com

https://twitter.com/QHSLabInc